ADDENDUM A-I

THE RATIONAL INVESTOR® FUND

ADDENDUM B-I

ADMINISTRATIVE SERVICE FEES SCHEDULE

Annual fee for the Fund as a whole, which includes each Fund and Class thereof on Addendum A-I:

___ % or __ basis points on the average net assets of the Fund (combined fee for administration, fund accounting and transfer agency services)

plus

Out-of-Pocket Expenses, which include, but are not limited to:

Postage, Courier and Stationery

Programming, Special Reports

Proxies, Insurance

EDGAR filing @ $ ____ per page

Retention of records

Federal and State regulatory filing fees

Certain insurance premiums

Travel (as requested by the Fund)

Expenses related to Board of Trustees’ meetings

Auditing and legal expenses

Blue Sky conversion expenses (if necessary)

NASDAQ charges

All other out-of-pocket expenses

(Fees are billed monthly)

STATE REGISTRATION (BLUE SKY) FEES:

The fees enumerated above include the initial state registration, renewal and maintenance of registrations (as detailed in Paragraph 1(l) DUTIES OF THE ADMINISTRATOR) for three (3) states. Each additional state registration requested will be subject to the following fees per fund:

                       Initial registration ............... $ _____

                       Registration renewal ........... $ _____

                       Sales reports (if required) ... $ _____

All special reports and/or analyses requested by the Trust, on behalf of the Fund on Addendum A-I shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

GFS Senior Staff…..$ _____  per hour

GFS Junior Staff…...$ _____ per hour

MIS Staff …………$ _____ per hour

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to the Administrative Services Agreement dates ______ __, 2005, this ___ day of ___________, 2005.

NORTHERN LIGHTS FUND TRUST

GEMINI FUND SERVICES, LLC

By:_______________________________

By:______________________________

      Michael J. Wagner, President

      Andrew Rogers, Senior Vice President

ADDENDUM A-I FUNDS

( THE RATIONAL INVESTOR ® FUND)

By:_______________________________